                                                                     Exhibit 3.1

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA


     NUMBER                                                      SHARES


                                POKER.COM INC.

                  AUTHORIZED COMMON STOCK: 100,000,000 SHARES
                                PAR VALUE: $.01

THIS CERTIFIES THAT

                                                                        SPECIMEN

IS THE RECORD HOLDER OF


                   --Shares of POKER.COM INC. Common Stock--

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, THE TRANSFER QUALIFIES FOR AN EXEMPTION FROM OR EXEMPTION TO THE REGISTRATION PROVISIONS THEREOF.*

Witness the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

Dated:


     /s/ Michael Jackson
     ---------------------
     Secretary

                               [CORPORATE SEAL]
     /s/ Charlo Barbosa
     ---------------------

     President

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT

               Countersigned & Registered:

               INTERWEST TRANSFER CO., INC.
               P.O. BOX 17136
               SALT LAKE CITY, UTAH 84117

                              COUNTERSIGNED
                              Transfer Agent - Authorized Signature

                              By ___________________


* As Applicable